UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2007

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Quidel Corporation (the “Company”) entered into an amendment, dated as of April 5, 2007, (the “Third Amendment”) to its Credit Agreement, dated as of January 31, 2005, by and among the Company, certain lenders from time to time a party thereto and Bank of America, N.A., as agent and L/C issuer (the “Credit Agreement”).  The Company entered into the Third Amendment to amend certain commercial bank loan covenants to allow for an increase in the amount of shares that the Company may repurchase under its current stock repurchase program.   A copy of the Third Amendment to the Credit Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits.

The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

Third Amendment to Credit Agreement, dated as of April 5, 2007, by and among Quidel Corporation, as Borrower, certain subsidiaries of the Company, each lender from time to time a party thereto and Bank of America, N.A., as Agent and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2007
QUIDEL CORPORATION

	By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
	Its:	Senior Vice President, General Counsel &
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Third Amendment to Credit Agreement, dated as of April 5, 2007, by and among Quidel Corporation, as Borrower, certain subsidiaries of the Company, each lender from time to time a party thereto and Bank of America, N.A., as Agent and L/C Issuer.